UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2018

Spirit of Texas Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	001-38484 (Commission File Number)	90-0499552 (IRS Employer Identification No.)

1836 Spirit of Texas Way

Conroe, Texas 77301

(Address of principal executive offices) (Zip Code)

(936) 521-1836

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

Spirit of Texas Bancshares, Inc. (the “Company”) held its 2018 Annual Meeting of Shareholders on July 26, 2018 (the “Annual Meeting”). There were 9,786,611 shares of the Company’s common stock outstanding on the record date and entitled to vote at the Annual Meeting and 7,120,872 shares were represented in person or by proxy, which constituted a quorum to conduct business at the Annual Meeting. The shareholders of the Company voted on and approved the following proposals, which are described in more detail in the Company’s Definitive Proxy Statement on Schedule 14A for the Annual Meeting filed by the Company with the Securities and Exchange Commission on June 22, 2018:

(1)	To elect Akash J. Patel, H. D. Patel and Thomas C. Sooy to serve as Class II directors of the Company until the Company’s 2021 annual meeting of shareholders and Thomas Jones, Jr. to serve as a Class III director of the Company until the Company’s 2019 annual meeting of shareholders, each until their respective successors are duly elected and qualified or until their earlier death, resignation or removal. Final voting results were as follows:

Name of Class II Nominee	Votes For	Votes Withheld	Broker Non-Votes
Akash J. Patel	4,471,971	893,124	1,755,777
H. D. Patel	4,471,568	893,527	1,755,777
Thomas C. Sooy	4,527,697	837,398	1,755,777

Name of Class III Nominee	Votes For	Votes Withheld	Broker Non-Votes
Thomas Jones, Jr.	4,524,075	841,020	1,755,777

(2)	To ratify the Audit Committee’s appointment of BDO USA, LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2018. Final voting results were as follows:

Votes For	Votes Against	Abstentions
7,097,765	0	23,107

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 30, 2018	SPIRIT OF TEXAS BANCSHARES, INC.

	By	/s/ Jeffrey A. Powell
		Name:	Jeffrey A. Powell
		Title:	Chief Financial Officer and Executive Vice President